UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2007 (October 12, 2007)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

On October 12, 2007, IsoRay Medical, Inc. ("IsoRay"), the wholly owned subsidiary of IsoRay, Inc., entered into Amendment No. 1 (the "Amendment") to its License Agreement (the "Agreement") dated February 2, 2006 with International Brachytherapy, SA, a Belgian company ("IBt"). The Agreement provided IsoRay with access to IBt’s proprietary polymer based seed encapsulation technology for use in brachytherapy procedures using Cesium-131 in the United States for a fifteen year term.

IsoRay has already paid an initial $50,000 license fee and an additional payment of $225,000 pursuant to the Agreement. A third payment of $225,000 was made on October 12, 2007 pursuant to the Amendment. The Amendment eliminates the previously required royalty payments based on net sales revenue, and the parties intend to negotiate terms for future payments by IsoRay for polymer seed components to be purchased from IBt in the future at IBt's cost plus a to-be-determined profit percentage, although no agreement has been reached on these terms and there is no assurance that the parties will consummate an agreement pursuant to such terms.

ITEM 9.01 Exhibits

(c)   Exhibits

10.46	Amendment No. 1 to License Agreement, dated October 12, 2007, by and between IsoRay Medical, Inc. and IBt SA

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 16, 2007

IsoRay, Inc., a Minnesota corporation

	By:	/s/ Roger E. Girard
Roger E. Girard, CEO